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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-effective Amendment No. 1 to Registration Statement No. 2-62328 on Form S-3, in Registration Statement Nos. 333-44397 and 333-83019 on Form S-3 and in Registration Statement Nos. 33-23350, 33-50400, 33-13605 and 33-64077 on Form S-8 of our reports dated
January 18, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of PPG Industries, Inc. for the year ended
December 31, 2000.



/s/ Deloitte & Touche LLP


Pittsburgh, Pennsylvania
February 16, 2001